UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	March 24, 2017

HALLMARK FINANCIAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-11252	87-0447375
(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 1000, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

817-348-1600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The board of directors (the “Board”) of Hallmark Financial Services, Inc. (the “Company”) has adopted Amended and Restated Bylaws of the Company effective as of March 24, 2017. The primary effect of the bylaw amendments is to implement majority voting in uncontested director elections in response to an advisory vote of shareholders at the 2016 Annual Meeting of Shareholders by revising Article III, Section 2 and adding Article III, Section 2A. The Amended and Restated Bylaws also (a) update the location of the principal office of the Company (Article I, Section 1), (b) make minor changes to certain provisions with respect to the appointment, roles, responsibilities and prerogatives of the officers (Article I, Section 3; Article V, Sections 3, 4, 5 and 8; and Article VIII, Section 5), (c) clarify the permissive compensation and reimbursement of directors in connection with their service on the Board (Article III, Section 11), (d) remove the ability of the Board to delegate the declaration of dividends to a committee (Article VIII, Section 1); and (e) correct, clarify or delete various immaterial typographical errors, cross-references and superfluous provisions.

The foregoing description of the First Amendment is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

3.1	Amended and Restated Bylaws of Hallmark Financial Services, Inc. effective March 24, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

HALLMARK FINANCIAL SERVICES, INC.

Date: March 27, 2017	By:	/s/ Jeffrey R. Passmore
Jeffrey R. Passmore, Chief Accounting Officer